                                                                    EXHIBIT 21.1

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
                                                                                STATE OF
NAME OF SUBSIDIARY                                                           INCORPORATION
------------------------------------------------------------------------  --------------------
InSight Health Corp.....................................................           Delaware
  Radiosurgery Centers, Inc.............................................           Delaware
  Mississippi Mobile Technology, Inc....................................        Mississippi
Maxum Health Corp.......................................................           Delaware
  Quest Financial Services, Inc.........................................           Delaware
  Maxum Health Services Corp............................................           Delaware
    Diagnostic Solutions Corp...........................................           Delaware
      Diagnostic Solutions Corp. II.....................................           Delaware
    Diagnos Temps, Inc.                                                            Delaware
    MTS Enterprises, Inc.                                                             Texas
    Maxum Health Services of Arlington, Inc.............................              Texas
    Maxum Health Services of Dallas, Inc................................              Texas
    Maxum Health Services of North Texas, Inc.                                        Texas
    NDDC, Inc...........................................................              Texas
Open MRI, Inc...........................................................           Delaware
Radiology Services Corp.................................................           Delaware
Signal Medical Services, Inc............................................           Delaware
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